UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event
reported): October 8, 2010
FOX STRATEGIC HOUSING INCOME PARTNERS
(Exact name of registrant as specified in its charter)

California	0-16877	94-3016373

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
55 Beattie Place
Post Office Box 1089
Greenville, South Carolina 29602
(Address of principal executive offices)
(864) 239-1000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On October 8, 2010, Fox Strategic Housing Income Partners, a California limited partnership (“Fox”), entered into an agreement and plan of merger (the “Merger Agreement”) with Aimco Properties, L.P., a Delaware limited partnership (“Aimco OP”) and AIMCO Fox Merger Sub LLC, a California limited liability company of which Aimco OP is the sole member (the “Merger Subsidiary”), pursuant to which the Merger Subsidiary will be merged with and into Fox, with Fox as the surviving entity.
     In the merger, each limited partnership unit of Fox outstanding immediately prior to the consummation of the merger, except those held by limited partners who perfect their appraisal rights pursuant to the Merger Agreement, will be converted into the right to receive, at the election of the limited partner, either (i) $4.84 in cash (the “Cash Consideration”) or (ii) a number of partnership common units of Aimco OP calculated by dividing $4.84 by the average closing price of Apartment Investment and Management Company common stock, as reported on the New York Stock Exchange, over the ten consecutive trading days ending on the second trading day immediately prior to the effective time of the merger (the “OP Unit Consideration”). However, if Aimco OP determines that the law of the state or other jurisdiction in which a limited partner resides would prohibit the issuance of partnership common units of Aimco OP in that state or jurisdiction (or that registration in that state or other jurisdiction would be prohibitively costly), then such limited partner will only be entitled to receive the Cash Consideration for each limited partnership unit. Those limited partners who do not make an election will be deemed to have elected to receive cash.
     In the merger, Aimco OP’s membership interest in the Aimco Subsidiary will be converted into Fox limited partnership units. As a result, after the merger, Aimco OP will be the sole limited partner in Fox, holding all outstanding limited partnership units. Fox Partners VIII will continue to be the sole general partner of Fox after the merger, and Fox’s partnership agreement in effect immediately prior to the merger will remain unchanged after the merger.
     Completion of the merger is subject to certain conditions, including approval by a majority in interest of the limited partnership units. As of October 6, 2010, Fox had issued and outstanding 26,111 limited partnership units, and Aimco OP and its affiliates owned 13,719 of those units, or approximately 52.54% of the number of outstanding limited partnership units. Aimco OP and its affiliates have indicated that they intend to take action by written consent to approve the merger.
     The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Additional Information for Investors:
     This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. Aimco OP and Apartment Investment and Management Company will file with the Securities and Exchange Commission a registration statement on Form S-4 that will include an information statement of Fox relating to the transaction, which will also constitute a prospectus of Aimco OP and Apartment Investment and Management Company. INVESTORS ARE URGED TO READ THE INFORMATION STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING THE TRANSACTION.
     The information statement/prospectus and other documents which will be filed with the Securities and Exchange Commission will be available free of charge at the SEC’s website, www.sec.gov. You may request a copy of these filings, at no cost, by writing or calling Apartment Investment and Management Company at the following address and telephone number: ISTC Corporation, P.O. Box 2347, Greenville, South Carolina 29602; telephone number (864) 239-1029.

Item 9.01.	Financial Statements and Exhibits.

10.1	Agreement and Plan of Merger, dated October 8, 2010, by and among Fox Strategic Housing Income Partners, Aimco Properties, L.P. and AIMCO Fox Merger Sub LLC.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOX STRATEGIC HOUSING INCOME PARTNERS

		By:	Fox Partners VIII
Its General Partner

			By:	Fox Capital Management Corporation
Its Managing General Partner

				By:	/s/ Derek S. McCandless

Derek S. McCandless
Senior Vice President
Date:	October 12, 2010